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                                                              EXHIBIT 10.32

                     AMENDMENT NUMBER SIX TO LOAN AGREEMENT

        THIS AMENDMENT to the Loan Agreement entered into as of October 4, 1993, between ARI NETWORK SERVICES, INC. ("ARI") and WITECH CORPORATION ("WITECH") as amended (the "Loan Agreement") is dated January 23, 1996.

                                   BACKGROUND

        This Amendment to the Loan Agreement reflects the mutual understanding and agreement of the parties to amend the Loan Agreement regarding the provision by WITECH of a revolving credit facility to ARI.

        NOW THEREFORE, the parties agree as follows:

        1. For a period commencing on the date hereof and ending on June 30, 1996, the amount stated in Paragraph 2.2 shall be increased from One Million Five Hundred Thousand Dollars ($1,500,000) to Two Million Dollars ($2,000,000). The difference of Two Hundred Fifty Thousand Dollars ($250,000) plus all interest accruing thereon at the rates stated in the Loan Agreement shall be referred to herein as the "Bridge Loan."

        2. The Bridge Loan shall be repaid in full by ARI out of the proceeds of the sale of ARI stock pursuant to the Form S-2 filed by the Company with the SEC on January 24, 1996, prior to the use of such proceeds for any other purpose. In any event the Bridge Loan shall be repaid by ARI not later than February 29, 1996. In the event that any amount of the Bridge Loan remains outstanding after February 29, 1996, such unpaid amount shall bear interest at a rate per annum equal to the Prime Rate plus 6.0% from the date of such nonpayment until the Bridge Loan is paid in full.

        3. Subject to the amendment described herein, the Loan Agreement and associated documents and agreements remain in full force and effect and the Bridge Loan shall be subject to all of the terms and conditions of such documents.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers as of the date first above written.


WITECH CORPORATION                         ARI NETWORK SERVICES, INC.

By:  /s/ Francis Brzezinski                By:  /s/ Brian E. Dearing
   -----------------------------              -------------------------------
   Francis Brzezinski, President              Brian E. Dearing, President